EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2003-A
Statement to Note Holders
As of and for the period ended: 05/31/03

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer’s knowledge.

           (i)  The amount of principal payments made with respect to each class of Notes during May, 2003;

                       Class                     Principal Paid
                        A-1                               $0.00
                        A-2                               $0.00
                        A-3                               $0.00
                        A-4                               $0.00
                        A-5                               $0.00
                        A-6                               $0.00
                        B                                 $0.00

           (ii)  The amount of interest payments made with respect to each class of Notes during May, 2003;

                       Class                     Interest Paid
                        A-1                      $0.00
                        A-2                      $0.00
                        A-3                      $237,408.50
                        A-4                      $118,249.44
                        A-5                      $61,751.87
                        A-6                      $63,134.17
                        B                        $45,455.67

           (iii)  The aggregate principal balance of the Financed Eligible Loans as of the close of business on May 31, 2003;

                           Principal Balance of Financed Eligible Loans           $785,363,996.31

           (iv)  The aggregate outstanding principal amount of each class of Notes;

                         Class                     Principal Outstanding
                          A-1                      $125,000,000.00
                          A-2                      $319,025,000.00
                          A-3                      $116,950,000.00
                          A-4                      $116,950,000.00
                          A-5                       $59,250,000.00
                          A-6                       $59,250,000.00
                          B                         $42,350,000.00
                         Total                     $838,775,000.00

           (v)  The interest rate for each class of Notes at May 31, 2003 and the next Distribution Date for each class;

           Class            Interest Rate              Next Distribution Date
           A-1                  1.400%                          6/30/03
           A-2                  1.640%                          6/30/03
           A-3                  1.299%                          6/27/03
           A-4                  1.300%                          6/06/03
           A-5                  1.350%                          6/17/03
           A-6                  1.330%                          6/24/03
           B                    1.420%                          6/06/03

           (vi)  The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

                                                              % of Total Principal
Delinquencies        Number of Loans  Principal Outstanding       Outstanding
  31-60 Days               529             $20,207,465.96             2.57%
  61-90 Days               162               5,833,809.15             0.74%
91-120 Days                116               3,970,609.15             0.51%
121-150 Days                81               3,268,703.75             0.42%
151-180 Days                47               1,393,021.96             0.18%
181-210 Days                36               1,534,737.43             0.20%
211-240 Days                30                 980,836.05             0.12%
  Claims Pending            75               3,017,126.70             0.38%
  Claims Filed               6               199389.18                0.03%

           (vii)  The total value of the Trust and outstanding principal amount of the Notes as of the close of business on May 31, 2003;

                  Assets
                  Cash & Cash Equivalents                 $17,778,122.00
                  Student Loan Receivables               $785,363,996.31
                  Reserves                                 $8,387,750.00
                  Accrued Interest Receivable              $5,720,363.31
                  Other Assets                             $3,442,010.98
                  Total Assets                           $820,692,242.60

                  Liabilities

                  Notes Payable
                  Class A-1                              $125,000,000.00
                  Class A-2                              $319,025,000.00
                  Class A-3                              $116,950,000.00
                  Class A-4                              $116,950,000.00
                  Class A-5                               $59,250,000.00
                  Class A-6                               $59,250,000.00
                  Class B                                 $42,350,000.00
                  Total Notes Outstanding                $838,775,000.00

                  Other Liabilities                        $8,895,379.61